Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), effective as of ________, 2021 (“Effective Date”) is entered into by and between Biosecurity Technology, Inc (Formerly known as Axelerex Corp, a Nevada corporation) ((the “Company”)), and ____________ (Referred to as “Consultant”), an __________ resident.

RECITALS

WHEREAS, Company desires to engage the services of Consultant, on a nonexclusive basis, to act as a general business consultant, by assisting and advising the Company on the development and enhancement of the Company’s business.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the legal sufficiency of which is acknowledged, the parties covenant and agree as follows:

(a) 1. Term of Consultancy. Company agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant agrees to provide services to the Company, during the term commencing on the Effective Date and ending on the 6-month anniversary of the Effective Date (the “Term”, which shall include any extension of this Agreement). This Agreement shall be automatically renewed at the end of the Initial Term for successive six month terms (each, a “Renewal Term”) unless either party hereto gives written notice of its intention not to renew sixty days (60) before expiration of the Initial Term or a Renewal Term. A written notice of intention not to renew only affects the impending term and has no effect on the current six month term. The Initial Term and any Renewal Terms shall collectively be referred to as the “Term”.

2. Duties of Consultant. Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term:

(a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b) Introduce the Company to the financial community;

(c) Consult and advise the Company in developing its business and implementing various methods to enhance the business of the Company;

(d) Research and identify potential of business partners;

(e) Research and identify personnel for the Company at an executive level and Board of Directors level;

(f) Research and identify related industries and new technologies, hardware or software partners, or equipment;

(g) Research and identify entities in the Company’s industry for potential synergistic opportunities;

(h) Assist the Company in securing equipment or commercial real estate leases or other equipment financing;

(i) Upon the Company’s approval, conduct meetings, in person or by telephone, in furtherance of its duties hereunder in order to further the Company’s plans, goals and activities;

(j) At the Company’s request, review business plans, strategies, mission statements budgets, proposed transactions and other plans; and,

(k) Otherwise perform as the Company's nonexclusive general business consultant.

(l) Assist the Company in identifying potential merger and acquisition targets. Execute preliminary due diligence on said companies and identify and recommend the capital structure for potential merger and acquisition targets.

(m) At the company’s request, review short-term and long-term business goals and assist Company in creating internal control processes to ensure accountability across all goals.

(n) Act as key relationship contacts for all shareholders of the Company, including those participating in private placement opportunities or institutional fundraising.

(o) Assist the Company with all SEC-related matters, all administrative matters including the execution of subscription agreements, 8k filings, cap structure, budget controls, investor relations and public relations contacts, and general business items which come up on a routine basis.

(p) Act as consultant to direct investment of common stock or any other form of investment as approved by The Company

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its activities set forth hereunder, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with Consultant and not any individual member of Consultant, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

4.1 Warrants For undertaking this engagement and for other good and valuable consideration, the Company shall issue to Consultant _____ (four hundred thousand) warrants at a cashless exercise price of .25/share and a 7-year term.

4.3 Form of Issuance. With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, “Shares”), Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company’s board of directors.

4.4 Restricted Securities; Piggyback Rights. Consultant acknowledges that the Shares will not have been registered under the Securities Act of 1933, and accordingly are “restricted securities” within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the shares have been included in a registration statement filed by the Company with the Securities and Exchange Commission permitting the resale thereunder, or the Company has received an opinion of counsel that such resale or transfer is exempt from the registration requirements of that Act. The Company will take all action as may be required as a condition to the availability of Rule 144, and the Company will upon request supply written confirmation that it is in compliance with the reporting requirements of Rule 144. The Company agrees to use its best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144, which efforts shall include, but not be limited to, timely notice to its transfer agent to expedite such transfers. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, the Company agrees to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933 (the “Act”), as amended, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the Securities Exchange Act of 1934 (the “1934 Act”);

(ii)	file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

(iii)	not take any action or file any document (whether or not permitted by 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

(iv)	furnish to the Consultant forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Consultant may reasonably request in availing itself of any rule or regulation of the SEC allowing the Consultant to sell any such Shares without registration.

The Consultant shall have the right to include all of the shares of Common Stock underlying the Warrants (also referred to as the “Registrable Securities”) as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing. Consultant shall have five (5) business days to notify the Company in writing as to whether the Company is to include Consultant or not include Consultant as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Consultant, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering.

8. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

9. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

11. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

14. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Biosecurity Technology, Inc

3821 S. 148th Street

Omaha, NE 68130

Attn: Dan Lynn

To the Consultant:

Either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this Section 14.

15. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota. The parties agree that Hennepin County, Minnesota will be the venue of any dispute and will have jurisdiction over all parties.

16. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date.

“Company”

Biosecurity Technology, Inc

Date:

By:
Dan Lynn - CEO

“Consultant”

Date:

By: